Exhibit 31.4

CERTIFICATIONS

I, Richard Slansky, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of OncoSec Medical Incorporated; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

November 28, 2017

/s/ Richard B. Slanksy
Richard B. Slansky
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)